UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2009

HIPSO MULTIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	22-3914075 (I.R.S. Employer Identification No.)
550 Chemin du Golf, Suite 202, Ile des Soeurs, Quebec, Canada (Address of Principal Executive Offices)	H3E 1A8 (Zip Code)
514-380-5353 (Issuer’s Telephone Number, Including Area Code)

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 9, 2009, Hipso Multimedia, Inc. (the “Company” or “Registrant”), based on a decision made by its Board of Directors, filed a Form 8-K announcing that on July 1, 2009, the Company had dismissed Meyler & Company, LLC (“Meyler”) as its independent registered public accounting firm and, on July 3, 2009, had engaged KBL, LLP (“KBL”) as its new independent registered public accounting firm.

The original reports of Meyler on the consolidated financial statements of the Company for the past two fiscal years ended November 30, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended November 30, 2008 and 2007 and in the subsequent interim period from December 1, 2008 through and including July 1, 2009, there were no disagreements between the Company and its prior auditor, Meyler on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Meyler would have caused Meyler to make reference to the matter in its reports.

Subsequent to the termination, of Meyler, it withdrew its opinion on the financial statements of the Registrant for the years ended November 30, 2008 and 2007 contained in Form 10-K/A filed by the Registrant on June 30, 2009 (“Form 10-K/A”). The Registrant has subsequently, re-filed an amended Form 10-K/A without the opinion letter of Meyler, and has labeled each of the financial pages as “unaudited”, until it can amend the Form 10-K/A once again with the opinion of KBL upon completion of its re-audit. In addition, KBL will review our interim reports for the quarters ended February 28, 2009 and May 31, 2009 as a result of the re-audit of the annual periods.

As a result of the withdrawal of the Meyler opinion, for the November 30, 2008 and 2007 years Meyler previously audited, the Registrant was unable to obtain a letter from Meyler for this amended Form 8-K/A filing regarding disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Meyler would have caused it to make reference to the matter in its reports as communication between the Registrant and Meyler has ceased despite the efforts of the Registrant to obtain such letter.

The Registrant’s board of directors, elected to engage KBL, LLP to re-audit these periods.

The Company is working with the Securities and Exchange Commission (“SEC”) Staff Attorneys to bring resolution to this matter and to correctly amend its annual report for the years ended November 30, 2008 and 2007.

Additionally, as stated in the original 8-K filing on July 9, 2009, there were no "reportable events" as that term is described in Item 304 (a)(1)(v) of Regulation S-K, except that on July 6, 2009, Meyler notified the Registrant that (i) it had not reviewed or approved the filing of the Form 10-K/A filed by the Registrant with the SEC on June 30, 2009 , (ii) the Registrant had not received permission from Meyler to include its opinion which was contained in the Form 10-K/A, (iii) the Form 10-K/A contained incomplete financial statements and modified footnote disclosure, and (iv) Meyler was unwilling to be associated with the financial statements prepared by management which were included in the 10-K/A. In its letter, Meyler also demanded that the Form 10-K/A be amended to delete its opinion. The Registrant has re-filed its Form 10-K/A removing the opinion letter from Meyler as well as labelling each of the financial pages as “unaudited”, until it can amend the Form 10-K/A once again with the opinion of KBL upon completion of its re-audit.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In the Registrant’s initial Form 8-K filing on July 9, 2009, it was noted that on July 7, 2009, the Registrant was advised by Meyler that action should be taken to prevent future reliance on the audit report of Meyler which was included in the Form 10-K/A. Specifically, Meyler requested that the Registrant amend the Form 10-K/A to delete its opinion on the financial statements contained therein. As a result of this advice, the Registrant amended the Form 10-K/A removing the opinion letter from Meyler, and labeled each of the financial pages as “unaudited”, until it can amend the Form 10-K/A once again with the opinion of KBL upon completion of its re-audit.

In addition, the Registrant is in process of having the interim reports for the quarters ended February 28, 2009 and May 31, 2009 re-reviewed by KBL as a result of the non-reliance on the November 30, 2008 annual report. Therefore, no reliance should be made with respect to those interim reports.

The Registrant concluded that an Item 4.02, non-reliance disclosure was necessary, upon realization that in the amended filing of the Form 10-K/A, the financial statements were omitted. Thus, the November 30, 2008 and 2007 audited financial statements and the interim reports for February 28, 2009 and May 31, 2009 should not be relied upon. Due to the subsequent withdrawal of the audit opinion by the former independent registered public accounting firm, Meyler, the Registrant has entered into an engagement agreement with KBL, the new independent registered public accounting firm to re-audit and re-review these periods so reliance can be placed on the financial statements to be audited by KBL.

In the initial Form 8-K filing on July 9, 2009, the Chief Executive Officer, who is also a member of the Board of Directors, had discussed with Meyler, the matters disclosed in the filing pursuant to Item 4.02(b) of the Form 8-K, but subsequent to Meyler’s withdrawal of its audit opinion on the financial statements for the years ended November 30, 2008 and 2007, as well as the review of the interim period for February 28, 2009, and the engagement of KBL to re-audit and re-review these periods, no further discussions relevant to item 4.02(b) have occurred. The Registrant did try to resolve these issues in a professional manner, however, no response was provided by Meyler. The Registrant is moving forward with its re-audit of these periods with KBL.  Upon completion of the re-audits, the Registrant will file a Form 10-K/A, and restated financial statements as well as Form 10-Q/A’s for February 28, 2009 and May 31, 2009.

As a result of our former independent registered accounting firm’s withdrawal of its previous opinion on the audited financial statements for the years ended November 30, 2008 and 2007 and non-reliance on the February 28, 2009 interim report by Meyler, the Registrant has not received a letter from Meyler and its revised disclosure on whether or not it agrees with the statements made by it. The Registrant has tried to resolve these issues in a professional manner; however, no response has been provided by Meyler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIPSO MULTIMEDIA, INC.

Date:  August 10, 2009

By: /s/ Rene Arbic

Rene Arbic

Chief Executive Officer